UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2011

POLO RALPH LAUREN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036

(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2011, Polo Ralph Lauren Corporation (the “Company”) and certain of its foreign subsidiaries (collectively with the Company, the “Borrowers”) entered into a definitive credit agreement (the “Agreement”) for a revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of financial institutions and institutional lenders (the “Lenders”). The Facility will be used to refinance the Company’s Amended and Restated Credit Agreement, dated as of May 22, 2007, by and among the Company, Polo JP Acqui B.V., the lenders party thereto and the Administrative Agent (as amended from time to time, the “Existing Credit Facility”). The Facility may also be used to finance the working capital needs, capital expenditures, certain investments and general corporate purposes of the Borrowers and their subsidiaries (which may include commercial paper back-up) and for short-term funding of acquisitions. Letters of credit (the “Letters of Credit”) may be issued under the Agreement as described below. Certain terms and conditions of the Facility are as follows:

Structure. The Agreement provides for a five-year senior revolving credit facility in an aggregate amount at any one time outstanding of up to $500 million, including sub-facilities for Letters of Credit. In addition, the Agreement provides that the revolving commitments under the Facility may be increased to $750 million, subject to certain terms and conditions. The Facility will mature in March 2016. Loans may be made, at the Borrowers’ election, in Euros, Hong Kong Dollars, Japanese Yen and certain other currencies, in addition to U.S. Dollars.

Letters of Credit. The Facility will be available for the issuance of Letters of Credit by the Administrative Agent or one or more other Lenders. Standby Letters of Credit may be issued in respect of obligations of the Company or any of its subsidiaries incurred pursuant to contracts made or performances undertaken, or to be undertaken, or like matters relating to contracts to which the Company or any of its subsidiaries is, or proposes to become, a party in the ordinary course of business, including, but not limited to, for insurance purposes and in connection with lease transactions. Commercial Letters of Credit may be issued to finance purchases of goods by the Company and its subsidiaries in the ordinary course of business. The aggregate amount outstanding at any time with respect to standby Letters of Credit may not exceed $150 million and the aggregate amount outstanding at any time with respect to commercial Letters of Credit may not exceed $250 million.

Interest Rates and Fees. Pursuant to the Agreement, borrowings under the Facility bear interest at a rate per annum equal to, at the Borrowers’ option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”) plus an applicable margin. The applicable margin for Adjusted LIBO Rate loans will be adjusted by reference to a grid (the “Pricing Grid”) based on ratings for the Company’s senior, unsecured long-term indebtedness provided by established ratings agencies. Additionally, the Borrowers will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the Facility, payable quarterly in arrears, and certain fees with respect to Letters of Credit that are issued.

Optional Prepayments and Commitment Reductions. Loans under the Agreement may be prepaid and commitments may be terminated or reduced by the Borrowers without premium or penalty (other than “breakage costs” described below under “Yield Protection”) in minimum amounts of generally, in the case of prepayments, $500,000, and in the case of partial commitment reductions, $1,000,000.

Guarantors. The Facility is guaranteed by each of the direct and indirect subsidiaries of the Company which on March 10, 2011 were guarantors under the existing Guarantee

Agreement dated as of May 22, 2007, in favor of the Administrative Agent under the Existing Credit Facility, and all other existing and future domestic significant subsidiaries of the Company.

Restrictive Covenants and Other Matters. The Agreement contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions and enter into transactions with affiliates. The Company and its subsidiaries must also meet on a quarterly basis a test based on the ratio of (a) consolidated debt to (b) consolidated earnings before interest, taxes, depreciation, amortization and lease expense.

Events of Default. The Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace or cure periods) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, guarantees ceasing to be in full force or effect, bankruptcy or insolvency events, certain events arising under the Employee Income Retirement Security Act of 1974, as amended, material judgments and a failure of Ralph Lauren or persons related to him to maintain control of the Company as specified in the Agreement. If an event of default occurs, the commitments of the Lenders to lend under the Facility may be terminated and the maturity of the amounts owed may be accelerated.

Yield Protection. The Agreement contains customary provisions including indemnification of the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a loan bearing interest based upon the Adjusted LIBO Rate on a day other than the last day of an interest period with respect to such loan.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain affiliates of the Lenders are agents and/or lenders under the Existing Credit Facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and other Facility documentation which will be filed as exhibits to the Company’s next annual report on Form 10-K. Interested parties should read these documents in their entirety.

ITEM 1.02.	Termination of a Material Definitive Agreement.

On March 10, 2011, the Company, in connection with entering into the Agreement, terminated the Existing Credit Facility, as described more fully in Item 1.01 above and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Agreement and the Facility is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION

Date: March 15, 2011	By:	/s/ Tracey T. Travis
Name: Tracey T. Travis
Title: Senior Vice President and Chief Financial Officer